POWER OF ATTORNEY

I, the undersigned Trustee of the Fidelity Salem Street Trust (the Trust) hereby constitute and appoint Marc R. Bryant, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to the proposed reorganization of Fidelity Inflation-Protected Bond Fund into Fidelity Inflation-Protected Bond Index Fund, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after April 5, 2018.

WITNESS our hands on the 5th day of April 2018.

/s/ Abigail P. Johnson
Abigail P. Johnson

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Salem Street Trust (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, Robert W. Helm, Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganization of Fidelity Salem Street Trust: Fidelity Inflation-Protected Bond Fund into Fidelity Inflation-Protected Bond Index Fund, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after April 1, 2018.

WITNESS our hands on this first day of April 2018.

/s/ Elizabeth S. Acton	/s/ Jonathan Chiel
Elizabeth S. Acton	Jonathan Chiel

/s/ John Engler	/s/ Albert R. Gamper, Jr.
John Engler	Albert R. Gamper, Jr.

/s/ Robert F. Gartland	/s/ Arthur E. Johnson
Robert F. Gartland	Arthur E. Johnson

/s/ Michael E. Kenneally	/s/ Marie L. Knowles
Michael E. Kenneally	Marie L. Knowles

/s/ Mark A. Murray	/s/ Jennifer Toolin McAuliffe
Mark A. Murray	Jennifer Toolin McAuliffe